Exhibit 10.1

MUTUAL AGREEMENT

AND GENERAL RELEASE OF ALL CLAIMS

This Mutual Agreement and General Release of all Claims hereinafter (the “Agreement”), dated January 16, 2021 (the “Effective Date”), between Maptelligent, Inc. a Nevada corporation having its principal place of business at 2831 St. Rose Parkway Suite # 200 Henderson, Nevada 89052 hereinafter referred to as (“Maptelligent”) and Michael Mason an individual hereinafter (“Mason”), having its principal place of business at 2114 Chapel Ave. Cherry Hill, New Jersey 08002 and Wayne Bailey an individual hereinafter (“Bailey”) having its principal place of business at 11566 So. 1320 East Sandy, Utah 84092 and Joseph Cosio-Barron an individual hereinafter (“Cosio-Barron”) having its principal place of business at 2831 St. Rose Parkway Suite # 297 Henderson, Nevada and collectively (the “Parties” and individually the “Party”).

WHEREAS, the scheduled debt existing currently on the books of Maptelligent, Inc., as reported included certain obligations. Said amounts are also currently on the OTC Markets Group filings for Maptelligent, Inc.; and

WHEREAS, the Parties individually and collectively wish to enter into a transaction as it relates to each Party. Parties wish to re-affirm all the rights and obligations to the respective Parties.

IN CONSIDERATION OF and as a condition of the Parties entering into this Agreement and other valuable consideration, the Parties agree as follows:

RECITALS

Effect of Clarification

1. On April 13, 2020, Las Vegas Xpress, Inc., and GEOcommand, Inc., entered into an Asset Purchase Agreement transaction whereby the liabilities were not disclosed nor known to Maptelligent, Inc. These certain individuals are part of this Agreement by virtue of the existing scheduled debt.

Consideration

2. Parties agree to convert the respective amounts owing to company stock. (See attached schedule A).

Maptelligent Inc. agrees to requite Bailey, Mason and Cosio-Barron, in Maptelligent common stock at a price of $0.80 per share.

Bailey, Mason and Cosio-Barron collectively agree to accept common stock for these obligation for amounts totaling $46,333.33 which will convert to 57,917 shares, $ 76,978.74 which will convert to 96,224 shares and $204,103.51which will convert to 255,130 shares respectively in the form of Maptelligent, Inc., common stock at $0.80 per share. The Parties agree to waive and dissolve any past due accrued salary expense that occurred after 12/31/2018. (See attached schedule A).

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Outstanding Obligations

3. The Parties acknowledge by this Agreement that the consideration provided and received by each other is fair, just and reasonable and that no further consideration, compensation or obligation will be due, payable or owing as of the closing date of this Agreement.

Closing

4. The closing date shall be upon execution of this Agreement.

Based upon the foregoing, and for good and valuable consideration, including, without limitation, the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows.

ARTICLE I

1.1 Incorporation of Recitals. The parties agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by reference.

1.2 Enforcement. Upon mutual execution of this Agreement by both parties hereto, the Parties agree to completely dissolve, rescind and abrogate any and all oral or verbal agreements or understandings that may have been made between any of the parties hereto, or any collateral written agreements that may have been made prior to this Agreement.

1.3 Mutual Release. Maptelligent, Bailey, Mason and Cosio-Barron for and on behalf of themselves, and their respective officers, directors, employees, managers, affiliates, insurers, attorneys, successors, representatives, contractors, agents, and assigns hereby fully, irrevocably, and unconditionally forever mutually release and discharge each of the other parties hereto, and all of their respective officers, directors, employees, managers, affiliates, insurers, agents, attorneys, representatives, contractors, successors, and assigns, and each of them, from and against any and all actions, causes of action, claims, judgments, liabilities, obligations, claims for compensation, demands, costs, fees, and expenses of whatever kind or nature, including, without limitation, attorneys' fees and costs, whether known or unknown, foreseen or unforeseen, related in any way, directly or indirectly. Notwithstanding any other provision of this Agreement, the releases contained herein shall not limit, affect, or apply to any of the parties' obligations under this Agreement.

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1.4 Mutual Contribution. The parties agree to cooperate with one another with respect to the completion of the transactions contemplated by this Agreement to take such reasonable actions and execute such other documents as the other parties may reasonably require to carry out the intent of this Agreement to include any clarification for the present Maptelligent, Inc., auditors of record.

1.5 Covenant of Non-Disparagement. The parties hereby covenant and agree that each shall not make, at any time or place, any disparaging remarks, verbally or in writing, concerning any of the party’s actions or perceived omissions, regarding any matter or otherwise take any action that would disparage or cast doubt upon the business acumen or judgment of any other party. Each party understands and acknowledges that each other party’s business and reputation are of special, unique, and extraordinary character, which gives them a particular value, the loss of which cannot reasonably be compensated in damages in an action at law. Accordingly, each party further agrees that in addition to any other rights or remedies that any other party may possess at law, any aggrieved party shall be entitled to injunctive and other equitable relief in order to prevent or remedy a breach of the provisions of this Section 1.5 by any other party hereto.

1.6 No Assignment. The parties to this Agreement represent and warrant that they or their affiliated persons or entities have not assigned or transferred any claims or any interest therein or authorized any other person or entity to assert any claim or claims on its or their behalf with respect to the subject matter of this Agreement

1.7 Comprehensive Nature of Agreement. The parties to this Agreement understand and expressly agree that this Agreement is completely comprehensive, and extends to all claims of every nature and kind whatsoever, known or unknown, foreseen or unforeseen, suspected or unsuspected, including, but not limited to, any and all claims under Nevada statutes, common law, or case law, or federal law, and any other claim of any type whatsoever.

ARTICLE II

2.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Transaction Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back and with a copy of such Notice being sent the same day as such facsimile transmission by one of the other methods provided herein for delivery, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

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To: Maptelligent, Inc.

2831 St. Rose Parkway Suite # 297

Henderson, Nevada 89052

To: Joseph Cosio-Barron

2831 St. Rose Parkway Suite # 297

Henderson, Nevada 89052

To: Wayne Bailey

11566 So. 1320 East

 Sandy, Utah 84092

To: Mike Mason

2114 Chapel Ave. Cherry Hill

New Jersey 08002

A Notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission, provided that such Notice has also been sent by one of the other methods provided herein for the delivery of Notice.

2.2 Governing Law, Venue, and Jurisdiction. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nevada governing contracts made and to be performed in that state, except insofar as the internal law of any other political entity or jurisdiction shall specifically and mandatorily apply to any of the transactions contemplated thereby. The parties hereby agree that all litigation resulting under this Agreement shall be under the sole and exclusive jurisdiction of the Second Judicial District Court in and for the County of Clark, State of Nevada, and the parties hereby submit to exclusive jurisdiction and venue thereunder.

2.3 Counterparts and Facsimile Execution. This Agreement may be executed in two (2) or more counterparts and via facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. If the Agreement is executed via facsimile transmission the party so executing the Agreement shall forward an original executed document to the other parties as soon as possible.

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2.4 Binding Effect. This Agreement and all provisions herein shall be binding on and inure to the benefit and detriment of the parties and their respective legal representatives, successors and assigns.

2.5 Entire Agreement; Modification. This written Agreement represents and contains the entire understanding between the parties hereto in connection with the subject matter of this Agreement. This Agreement shall not be altered or varied except in writing duly executed by the parties hereto affected. There are no other agreements, restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter.

2.6 Representation. The parties to this Agreement represent that they have carefully read this Agreement and particularly its provisions that this is a mutual full and complete release of all claims, that it has been fully explained to each party by competent counsel of each parties own independent selection, that each party fully understands its final and binding effect, that each party needs no further time to consider this Agreement, that the only promises made to induce each party to sign this Agreement are those stated hereinabove, and that each party is signing this Agreement voluntarily and with the full intent that this is a full and final settlement and mutual release of all claims with covenant of non-disparagement.

2.7 Attorneys’ Fees. The prevailing party in any proceeding brought to interpret or enforce the provisions of this Agreement, or for damages for any alleged breach, shall be entitled to an award of reasonable attorneys' fees and costs incurred at both the trial and appellate levels incurred in enforcing its, her or his rights hereunder.

2.8 Representation of Authority. Each individual executing this Agreement on behalf of himself, herself, or limited liability company, corporation, or other legal entity represents and warrants that he or she has all requisite right, power, and authority to do so and to bind such person or entity to each and all of the terms hereof.

2.9 Headings. The headings and captions of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

[SIGNATURE ON NEXT PAGE

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IN WITNESS WHEREOF the Parties have fully executed this Agreement as of the day and year set forth above.

Joseph Cosio-Barron

Dated: ________________________	By:

Maptelligent, Inc.

Dated: ________________________	By:

Mike Mason

Dated: _______________________	By:

Wayne Bailey

Dated: _______________________	By:

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